Exhibit 99.2

Callaway Golf Company To Host A Conference Call To Discuss Acquisition Of OGIO International, Inc.

CARLSBAD, Calif., Jan. 11, 2017 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) announced earlier today it has acquired OGIO International, Inc. for $75.5 million in an all-cash transaction, subject to a working capital adjustment.

The Company will host a conference call with analysts and investors on Thursday, January 12, 2017 at 2:00 p.m. PST to discuss the acquisition. The call will be broadcast live over the Internet and the Company will post its presentation materials on its website prior to the call. The call and the presentation materials can be accessed at http://ir.callawaygolf.com./. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast.

A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PST on Thursday, January 19, 2017. The replay may be accessed through the Internet at http://ir.callawaygolf.com./.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

About OGIO
Known for its adrenaline-raising designs and exceptional product performance, OGIO International, Inc., helps consumers to carry their passion. OGIO designs and sells bags, accessories and apparel for the golf, lifestyle, motorsports and endurance categories on a global basis. For more information please visit www.ogio.com.

Contact:	Robert Julian
Patrick Burke
(760) 931-1771